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                                                                     EXHIBIT 4.5

                                 ZINDART LIMITED

                          NOTICE OF STOCK OPTION GRANT

Dear Christopher Guest:

        You have been granted an option ("Option") to purchase Securities of Zindart Limited (the "Company") as follows:


    Date of Grant:                       January 11, 2001, Hong Kong local time
    Type of Security:                    [ ] Ordinary Shares [X] ADSs
    Vesting Commencement Date:           January 11, 2001, Hong Kong local time
    Exercise Price per Share/ADS:        US$1.5625
    Total Number of Shares/ADSs Granted: 5,000
    Total Exercise Price:                US$7,812.50
    Type of Option:                      Nonstatutory Stock Options
    Term / Expiration Date:              January 11, 2011, Hong Kong local time


        Vesting Schedule:

         1,250   Shares/ADSs on    January 11, 2002, Hong Kong local time;
         1,250   Shares/ADSs on    January 11, 2003, Hong Kong local time;
         1,250   Shares/ADSs on    January 11, 2004, Hong Kong local time;
         1,250   Shares/ADSs on    January 11, 2005, Hong Kong local time;

     Termination Period:        Vested option may be exercised for 90 days after
                                termination of employment or consulting
                                relationship except as set out in Sections 6, 7 or 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

        Although this Option is not granted pursuant to the Zindart Limited l997 Equity Incentive Plan (the "Plan"), the Option shall be subject to the terms, definitions and provisions of the Plan, to the extent not inconsistent with the Stock Option Agreement.

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement and, to the extent described in the Stock Option Agreement, the Plan, both of which are attached to and made a part of this document.

OPTIONEE:                                 ZINDART LIMITED


/s/ CHRISTOPHER GUEST                     /s/ PETER A.J. GARDINER
---------------------                     -----------------------
By: Christohper Guest                     By: Peter A.J. Gardiner
                                              Chairman


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                             STOCK OPTION AGREEMENT

        1. Grant of Option. Zindart Limited, a Hong Kong company (the "Company"), hereby grants to the Optionee named in the Notice of Stock Option Grant (the "Optionee"), an option (the "Option") to purchase a total number of Securities of the Company (the "Securities") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). Although this Option is not granted pursuant to the Zindart Limited l997 Equity Incentive Plan (the "Plan"), the Option shall be subject to the terms, definitions and provisions of the Plan, to the extent not inconsistent with this Option. The terms of the Plan, to the extent applicable to this Option, are incorporated herein by reference. The Administrator of the Plan shall have final and binding authority to construe and interpret the provisions of this Option. Unless otherwise deemed herein, the terms defined in the Plan shall have the same defined meanings in this Option.

               This Option is intended to be a Nonstatutory Stock Option.

        2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Stock Option Grant and with the provisions of Section 10 of the Plan as follows:

               (a) Right to Exercise.

                      (i) This Option may not be exercised for a fraction of a Security.

                      (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in paragraph
(iii) below.

                      (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

               (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Securities in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Securities as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

                      No Securities will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Securities may then be listed. Assuming such compliance, for income tax purposes the Securities shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Securities.


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        3.      Optionee's Representations. In the event that Shares are the subject of Optionee's Option, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in such form as may be provided by the Company concerning restrictions on transfer of Shares under applicable securities laws.

        4. Method of Payment. Payment of the Exercise Price shall be by any of the. following, or a combination thereof, at the election of the Optionee:
(a) in cash at the time the Option is exercised; (b) check; (c) promissory note of not less than three years duration, bearing interest at the "Prime Rate" of Bank of America, San Francisco (as quoted from time to time in the Asia Wall Street Journal), payable annually; (d) other Securities that (i) in the case of Securities acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Securities as to which such Option is to be exercised.

        5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Securities upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6. Termination of Relationship. In the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Post Termination Exercise Period set out in the Notice of Stock Option Grant. If no Post Termination Exercise Period is stated in the Notice of Stock Option Grant, this Option shall terminate immediately upon termination of Optionee's Continuous Status as an Employee, Director or Consultant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        7.      Disability of Optionee.

               (i) Notwithstanding Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant as a result of his or her Total and Permanent disability, Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise this Option to the extent he/she was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate.

               (ii) In the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant as a result of any disability not constituting a Total and Permanent disability,


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Optionee may, but only within six (6) months from the date of termination of
Optionee's Continuous Status as an Employee, Director or Consultant (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise this Option to the extent he/she was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate.

        8. Death of Optionee. In the event of the death of Optionee during the period of Continuous Status as an Employee, Director or Consultant since the date of grant of the Option, or within thirty (30) days following the termination of Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death, or, if earlier, the date of termination of Optionee's Continuous Status as an Employee, Director or Consultant.

        9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in the Plan regarding Options granted to more than ten percent (10%) shareholders shall apply to this Option.

        11. Tax Consequences for Optionees Subject to U.S. Tax. Optionee acknowledges that he/she has read the brief summary set forth below of certain of the United States tax consequences of exercise of this Option and disposition of the Securities under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER AS TO THE TAX EFFECT OF THE LAWS OF ANY RELEVANT JURISDICTION BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (i) Exercise of Nonstatutory Stock Option. If this Option is a Nonstatutory Stock Option, Optionee may incur a regular United States tax liability upon the exercise of the Option if Optionee is a U.S. Person. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, of any, of the fair market value of the Securities on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (ii) Disposition of Securities. If this Option is a Nonstatutory Stock Option, then


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gain realised on the disposition of Securities will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one year after the exercise date.

                                 ZINDART LIMITED

                             a Hong Kong corporation


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OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE
OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1997 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN AMY WAY WITH OPTIONEE'S RIGHT OR THE COMPANYS RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT AMY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions herein and thereof, as applicable to this Option. Optionee has reviewed this Option and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Option and the terms of the Plan, as applicable to this Option.

Dated:
      -------------


-------------------------
Name of Optionee


--------------------------------
Signature of Optionee